UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2013

CENTURY PROPERTIES GROWTH FUND XXII, LP

(Exact name of Registrant as specified in its charter)

Delaware	0-13418	94-2939418
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

80 International Drive

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Century Properties Growth Fund XXII, LP, a Delaware limited partnership (the “Registrant”), owns a 100% interest in Wood Creek CPGF 22, L.P., a Delaware limited partnership (the “Partnership”). The Partnership owns Wood Creek Apartments (“Wood Creek”), a 432-unit apartment complex located in Mesa, Arizona. As previously disclosed, effective June 18, 2013, the Partnership entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Hamilton Zanze & Company, a California corporation (the “Purchaser”), to sell Wood Creek to the Purchaser for a total sales price of $34,000,000.

On July 26, 2013, the Partnership and Purchaser entered into a First Amendment to Purchase and Sale Contract (the “First Amendment”), pursuant to which the closing date was amended to August 29, 2013 and the Purchaser will receive a credit of $1,975,000 at closing for capital repairs and other repairs and replacements at Wood Creek.

This summary of the terms and conditions of the First Amendment is qualified in its entirety by reference to the First Amendment, a copy of which is attached hereto as an exhibit.

Item 9.01 Financial Statements and Exhibits

(d)   Exhibit

10.57       First Amendment to Purchase and Sale Contract between Wood Creek CPGF 22, L.P., a Delaware limited partnership, and Hamilton Zanze & Company, a California corporation, dated July 26, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY PROPERTIES GROWTH FUND XXII, LP

By:  FOX PARTNERS IV

General Partner

By:  FOX CAPITAL MANAGEMENT CORPORATION

Managing General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Senior Director of Partnership Accounting

Date: August 1, 2013